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                    AGREEMENT TO AMEND AND EXTEND LEASE # 2
              TO LEASE DATED JANUARY 26. 1994, BY AND BETWEEN
        WELSH COMPANIES, INC.. AS AGENT FOR PRAEDIUM LAKE REALTY, LLC AS LANDLORD AND BMC INDUSTRIES. INC.. A MINNESOTA CORPORATION,
                                    AS TENANT


     THIS AMENDMENT TO LEASE, entered into and made as of the day of 23rd day of January, 1997, by and between Welsh Companies, Inc., as agent for Praedium Lake Realty, LLC, as Landlord and BMC Industries, Inc., as Tenant.


                                  WITNESSETH :

     WHEREAS, Landlord and Tenant have heretofore entered into a certain lease, dated JANUARY 26, 1994 (the "Lease"), of a certain space at SUITE 312. 7100 NORTHLAND CIRCLE, MINNEAPOLIS, MINNESOTA (the "Leased Premises"), upon terms and conditions described in said Lease; and

     WHERE, Landlord and tenant desire to amend said Lease as described below:

     NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after January 1, 1997.

     1.   The term of the Lease is hereby extended for a period of  twenty-one
          (21) months and 16 days commencing on the last day of the initial term of the Lease and expiring on the last day of December, 2000.

     2. The existing Leased Premises shall be increased from 6,038 square feet by 2,003 square feet (Suite 310) for a total of 8,041 square feet of net rentable area shown highlighted on the attached Exhibit A of Lease Amendment #2.

     3. The Tenant's proportionate share of operating expenses shall be increased from 6,038 square feet to 8,041 square feet in accordance with the increase in square footage of the Leased Premises from and after January 1, 1997.

     4. Base rent for Suite 310 (2,003 square feet) shall be $1,627.44 per month, from and after January 1, 1997, through the term of this Lease extension, December 31, 2000. The base rent for the original Leased Premises shall increase from $4,360.00 per month to $4,905.88 per month from March 14, 1999, through the term of this Lease extension December 31, 2000.

     5. Tenant Improvements: Landlord shall construct improvements at Landlord's sole cost per Exhibit B of Lease Amendment #2 attached hereto. Any additional improvements or modifications will be the Tenant's obligation and expense. Improvement allowances for Suite 310 are certified to be comparable to existing finishes in existing Suite 312.

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     6.   In addition to the terms and conditions of Section 8, Personal
          Property Risk of the Lease dated January 26, 1994, Tenant agrees to the following changes in policy protection and agrees to purchase, in advance, and to carry in full force and effect, adequate insurance with a carrier acceptable to Landlord including at a minimum the following insurance:

          a. "All Risk" fire and casualty insurance, including endorsements for extended coverage, vandalism and malicious mischief, and water damage covering the full replacement value of all of Tenant's fixtures and personal property owned by Tenant that Tenant has a right to remove from the Leased Premises at the termination of the Lease.

          b. Liability Insurance covering all acts of Tenant, within the Leased Premises and the Building in a total combined single limit coverage amount of not less than $1,000,000 for personal injury, death and property damage.

          c. Such insurance policies shall, unless Landlord shall otherwise agree, include a waiver of subrogation endorsement.

     7. In the event the Premises becomes available and ready for occupancy prior to the Commencement Date, Landlord may elect to permit Tenant to take occupancy of all or part of the Premises prior to such date. In such event, it is agreed that such occupancy by Tenant shall be upon all of the terms and conditions here of except that base rent and operating expenses shall not be charged prior to January 1, 1997 for the expansion space of Suite 310.

     Except as is hereinabove set forth, all terms, provisions, and covenants of the Lease shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

TENANT:

BMC Industries, Inc.
(A Minnesota Corporation)

By:            /s/ Michael P. Hawks
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Its:      VP Finance and Administration, CFO
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LANDLORD:

Welsh Companies, Inc., as agent for Praedium
Lake Realty, LLC

By:           /s/ Edward B. Chapman
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                  Edward B. Chapman
Its:                Vice President
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